SUB-ITEM 77Q3


DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 74U AND 74V.


FOR PERIOD ENDING: 12/31/2006
FILE NUMBER  811- 2699
SERIES NO.:  7


74U.   1.  Number of shares outstanding (000's omitted)
           Class A                                           36,672
       2. Number of shares outstanding of a second class of open-end company shares (000's omitted)
           Class B                                            3,830
           Class C                                            1,153
           Class R                                              832
           Investor                                           9,409
           Institutional Class                                5,979

74V.   1.  Net asset value per share (to nearest cent)
           Class A                                           $29.22
       2. Net asset value per share of a second class of open-end company shares (to nearest cent)
           Class B                                           $26.47
           Class C                                           $26.46
           Class R                                           $28.84
           Investor                                          $29.91
           Institutional Class                               $30.01